Exhibit 99.1

Tyson Foods, Inc. Announces Debt Tender Offers

SPRINGDALE, Ark., Aug. 10, 2026 -- Tyson Foods, Inc. (the “Company” or “we”) (NYSE: TSN) announced today that it is offering to purchase for cash each series (each, a “Series”) of the notes issued by the Company listed in the following table (the “Notes”) (i) in accordance with, and in the order of, the corresponding Acceptance Priority Levels (as defined below) and (ii) subject to the Maximum Tender Cap (as defined below), the 2027 Tender Sub-Cap (as defined below), the 5.400% 2029 Tender Sub-Cap (as defined below) and possible pro rata allocation, upon the terms and subject to the conditions set forth in the Offer to Purchase (as defined below), including the Financing Condition (as defined below). The offers to purchase with respect to each Series of Notes are referred to herein as the “Offers” and each, an “Offer.” Each Offer is made upon the terms and subject to the conditions set forth in the offer to purchase, dated August 10, 2026 (as may be amended or supplemented from time to time, the “Offer to Purchase”). Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase.

Title of Security	CUSIP / ISIN	Principal Amount Outstanding	Tender Sub-Cap (1)	Acceptance Priority Level	Early Tender Premium (2)	Reference Security	Bloomberg Reference Page	Fixed Spread (3)(4)
3.550% Senior Notes due 2027	CUSIP: 902494 BC6 ISIN: US902494BC62	$1,300,000,000	$800,000,000	1	$30	3.875% UST due 5/31/2027	FIT3	20 bps

5.400% Senior Notes due 2029	CUSIP: 902494 BL6 ISIN: US902494BL61	$600,000,000	$250,000,000	2	$30	4.125% UST due 7/15/2029	FIT1	25 bps

4.350% Senior Notes due 2029	CUSIP: 902494 BK8 ISIN: US902494BK88	$1,000,000,000	N/A	3	$30	4.125% UST due 7/15/2029	FIT1	30 bps

(1)
The 2027 Tender Sub-Cap and the 5.400% 2029 Tender Sub-Cap represent for the applicable Series the maximum aggregate purchase price of such Series of Notes that will be purchased within the Offers. We reserve the right, but are under no obligation, to increase, decrease or eliminate the 2027 Tender Sub-Cap and/or the 5.400% 2029 Tender Sub-Cap at any time, including on or after the Price Determination Date and without extending the Early Tender Deadline or Withdrawal Deadline (each as defined below), subject to compliance with applicable law.

(2)
Per $1,000 principal amount of Notes validly tendered and not validly withdrawn and accepted for purchase in the applicable Offer at or prior to the Early Tender Deadline; included in Total Consideration.

(3)	Includes the Early Tender Premium.

(4)	The Total Consideration will be determined taking into account the maturity date or par call date, as applicable, for each Series. Excludes Accrued Interest (as defined below).

The primary purpose of the Offers is to acquire the maximum principal amount of Notes for which the aggregate purchase price (including principal and premium, but excluding Accrued Interest) for the Notes does not exceed $1,200,000,000 (the “Maximum Tender Cap”), subject to the satisfaction or waiver by us of the conditions set forth below and as further described in the Offer to Purchase. Notes that are accepted in the Offers will be purchased, retired and cancelled and will no longer remain outstanding obligations of the Company.

As further described in the Offer to Purchase, notwithstanding the Maximum Tender Cap, (i) the Company will accept for purchase no more than $800,000,000 in aggregate purchase price (such amount, as it may be amended, the “2027 Tender Sub-Cap”) of its 3.550% Senior Notes due 2027 and (ii) the Company will accept for purchase no more than $250,000,000 in aggregate purchase price (such amount, as it may be amended, the “5.400% 2029 Tender Sub-Cap”) of its 5.400% Senior Notes due 2029. The amounts of each Series of Notes that are accepted for purchase in the Offer will be determined in accordance with the priorities identified in the column “Acceptance Priority Level” in the table above (each, an “Acceptance Priority Level” and, collectively, the “Acceptance Priority Levels”).

Details of the Offers

None of the Offers are conditioned upon consummation of any of the other Offers, and each Offer otherwise operates independently from the other Offers. None of the Offers are conditioned on any minimum amount of Notes being tendered. The Offers will expire at 5:00 p.m., New York City time, on September 8, 2026 (as the same may be extended with respect to any Offer, the “Expiration Date”). Holders (as defined below) must validly tender and not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on August 21, 2026 (as the same may be extended with respect to any Offer, the “Early Tender Deadline”), to be eligible to receive the applicable Total Consideration and Holders who validly tender their Notes after the Early Tender Deadline and at or prior to the Expiration Date will be eligible to receive only the applicable Purchase Price, which is equal to the applicable Total Consideration less the applicable Early Tender Premium, in each case as fully described in the Offer to Purchase. Tendered Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on August 21, 2026 (as the same may be extended with respect to any Offer, the “Withdrawal Deadline”), but not thereafter, except as required by applicable law as described in the Offer to Purchase.

The applicable Total Consideration for each $1,000 in principal amount of Notes validly tendered and not validly withdrawn before the Early Tender Deadline and accepted for purchase pursuant to the Offers will be determined by reference to a fixed spread specified for each Series of Notes over the yield based on the bid price of the applicable Reference Security specified in the table above for such Series, as fully described in the Offer to Purchase. The consideration will be calculated by the Dealer Managers (as defined below) at 10:00 A.M., New York City time, on August 24, 2026 (as the same may be extended with respect to any Offer, the “Price Determination Date”). The applicable Early Tender Premium for each Series of Notes is set forth in the table above. The Purchase Price for the Notes accepted for purchase pursuant to the Offers will be calculated by taking the applicable Total Consideration for such Series of Notes and subtracting from it the applicable Early Tender Premium for such Series of Notes. In addition to the applicable Total Consideration or applicable Purchase Price, as the case may be, accrued and unpaid interest from the last interest payment date up to, but not including, the applicable Settlement Date will be paid in cash on all validly tendered Notes accepted for purchase in the Offers (the “Accrued Interest”).

We reserve the right, but are under no obligation, at any point after the Early Tender Deadline and prior to the Expiration Date, to accept for purchase Notes that have been validly tendered and not validly withdrawn at or prior to the Early Tender Deadline on a date determined at our option (such date, if any, the “Early Settlement Date”). The Total Consideration, plus Accrued Interest, for Notes that are validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and accepted for purchase will be paid by us in same-day funds on such Early Settlement Date, if any. We currently expect the Early Settlement Date, if any, to occur on August 26, 2026. The Purchase Price, plus Accrued Interest, for Notes that are validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Expiration Date and accepted for purchase will be paid by us in same-day funds promptly following the Expiration Date (the “Final Settlement Date”). We currently expect the Final Settlement Date to occur promptly following the Expiration Date, on September 10, 2026.

Our obligation to accept for purchase, and to pay for, Notes that are validly tendered and not validly withdrawn pursuant to each Offer, up to the Maximum Tender Cap or, if applicable, the 2027 Tender Sub-Cap and/or the 5.400% 2029 Tender Sub-Cap, is conditioned on the satisfaction or waiver by us of a number of conditions set forth in the Offer to Purchase including our receipt prior to the Expiration Date (or Early Settlement Date, if we elect to have an early settlement) of net proceeds from our contemporaneous offering of one or more series of notes in an amount that is sufficient, together with cash on hand, to effect the repurchase of the Notes validly tendered and not validly withdrawn and accepted for purchase pursuant to the Offers, including the payment of any premiums and Accrued Interest and costs and expenses incurred in connection therewith upon the terms and subject to the conditions contained in the preliminary prospectus supplement related to such offering, on terms satisfactory to us in our sole discretion (the “Financing Condition”), in each case unless waived by us as provided in the Offer to Purchase.

Subject to the Maximum Tender Cap, the 2027 Tender Sub-Cap and the 5.400% 2029 Tender Sub-Cap, all Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline having a higher Acceptance Priority Level will be accepted for purchase before any validly tendered and not validly withdrawn Notes having a lower Acceptance Priority Level are accepted for purchase pursuant to the Offers, and all Notes validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Expiration Date having a higher Acceptance Priority Level will be accepted for purchase before any Notes validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Expiration Date having a lower Acceptance Priority Level are accepted for purchase pursuant to the Offers. However, any Notes validly tendered and not validly withdrawn at or before the Early Tender Deadline will, subject to the Maximum Tender Cap, the 2027 Tender Sub-Cap and the 5.400% 2029 Tender Sub-Cap, be accepted for purchase in priority to Notes validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Expiration Date even if the Notes validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Expiration Date have a higher Acceptance Priority Level than the Notes validly tendered and not validly withdrawn at or before the Early Tender Deadline. Notes of the Series in each Acceptance Priority Level accepted for purchase in accordance with the terms and conditions of the Offers may be subject to proration such that we will only accept for purchase Notes with an aggregate purchase price up to the Maximum Tender Cap or, if applicable, the 2027 Tender Sub-Cap and/or the 5.400% 2029 Tender Sub-Cap.

We expressly reserve the right, in our sole discretion, to amend, extend or, upon failure of any condition described in the Offer to Purchase to be satisfied or waived (including the Financing Condition), to terminate any of the Offers, including the right to amend or eliminate the Maximum Tender Cap, the 2027 Tender Sub-Cap and/or the 5.400% 2029 Tender Sub-Cap, in each case, at any time at or prior to the Expiration Date.

The Offer to Purchase sets forth a complete description of the terms and conditions of the Offers. Holders of the Notes (“Holders”) are urged to read the Offer to Purchase carefully before making any decision with respect to the Offers.

BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Rabo Securities USA, Inc. are serving as the Dealer Managers in connection with the Offers (collectively, the “Dealer Managers”). Questions regarding terms and conditions of the Offers should be directed to BofA Securities, Inc. by calling toll free at (888) 292-0070 or collect at (980) 388-0539, to J.P. Morgan Securities LLC by calling toll free at (866) 834-4666 or collect at (212) 834-4818, to Morgan Stanley & Co. LLC by calling toll free at (800) 624-1808 or collect at (212) 761-1057 or to Rabo Securities USA by calling toll free at (866) 746-3850.

D.F. King & Co., Inc. has been appointed as information agent (the “Information Agent”) and tender agent (the “Tender Agent”) in connection with the Offers. Questions or requests for assistance in connection with the Offers or the delivery of tender instructions, or for additional copies of the Offer to Purchase, may be directed to D.F. King & Co., Inc. by calling collect at (212) 257-2075 (for banks and brokers) or toll free at (800) 967-5074 (for all others) or via e-mail at tyson@dfking.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.

None of the Company, the Dealer Managers, D.F. King & Co., Inc., the trustee under the indenture governing the Notes or any of their respective affiliates is making any recommendation as to whether Holders should tender any Notes in response to the Offers. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amounts of Notes to tender.
This press release is for informational purposes only and is not an offer to purchase or sell or a solicitation of an offer to purchase or sell with respect to any securities. Neither this press release nor the Offer to Purchase, or the electronic transmission thereof, constitutes an offer to purchase or sell or a solicitation of an offer to purchase or sell with respect to any securities, as applicable, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this press release in certain jurisdictions may be restricted by law. In those jurisdictions where the securities, blue sky or other laws require the Offers to be made by a licensed broker or dealer and the Dealer Managers or any of their respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Offers shall be deemed to be made by the Dealer Managers or such affiliate, as the case may be, on behalf of the Company in such jurisdiction.
About Tyson Foods, Inc.
Tyson Foods, Inc. (NYSE: TSN) is a world-class food company and recognized leader in protein. Founded in 1935 by John W. Tyson, it has grown under four generations of family leadership. The Company is unified by this purpose: Tyson Foods. We Feed the World Like Family™ and has a broad portfolio of iconic products and brands including Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, State Fair®, aidells® and ibp®. Tyson Foods is dedicated to bringing high-quality food to every table in the world, safely and affordably, now and for future generations. Headquartered in Springdale, Arkansas, the Company is a member of the S&P 500 and Russell 1000 large capitalization indices. It had approximately 133,000 team members on September 27, 2025.

Note Regarding Forward-Looking Statements
Certain information in this release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2026, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. Other important factors are discussed in detail in the company’s filings with the Securities and Exchange Commission, including in Part I, Item 1A. “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Media Contact: Laura Burns, TysonFoodsPR@tyson.com